                                                                    Exhibit 4.14

                 RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

                                     between

                               CDF FUNDING, INC.,

                                   as Seller,

                                       and

                     GE DEALER FLOORPLAN MASTER NOTE TRUST,

                                    as Buyer

                           Dated as of [       ], 2004

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE
ARTICLE I      DEFINITIONS..........................................................       1

     Section 1.1     Definitions....................................................       1

     Section 1.2     Other Interpretive Matters.....................................      10

ARTICLE II     SALES................................................................      11

     Section 2.1     Sales..........................................................      11

     Section 2.2     Acceptance by Buyer............................................      12

     Section 2.3     Characterization of Transfers..................................      12

     Section 2.4     Purchase Price.................................................      13

     Section 2.5     Adjustments....................................................      13

     Section 2.6     Addition of Accounts...........................................      13

     Section 2.7     Removal of Accounts............................................      14

     Section 2.8     Additional Sellers.............................................      15

     Section 2.9     Additional Originators.........................................      15

ARTICLE III    CONDITIONS PRECEDENT ................................................      15

     Section 3.1     Conditions to Initial Transfer.................................      15

     Section 3.2     Conditions to all Transfers....................................      16

ARTICLE IV     OTHER MATTERS RELATING TO SELLER.....................................      16

     Section 4.1     Merger or Consolidation of, or Assumption of the Obligations
                     of, Seller, etc................................................      16

ARTICLE V      BANKRUPTCY EVENTS....................................................      17

     Section 5.1     Rights upon the Occurrence of a Bankruptcy Event...............      17

ARTICLE VI     REPRESENTATIONS, WARRANTIES AND COVENANTS............................      17

     Section 6.1     Representations and Warranties of Seller.......................      17

     Section 6.2     Affirmative Covenants of Seller................................      20

     Section 6.3     Negative Covenants of Seller...................................      21

ARTICLE VII    MISCELLANEOUS........................................................      22

     Section 7.1     Notices........................................................      22

     Section 7.2     No Waiver; Remedies............................................      24

     Section 7.3     Successors and Assigns.........................................      24

     Section 7.4     Termination....................................................      24

     Section 7.5     Survival.......................................................      24

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE

     Section 7.6     Complete Agreement; Modification of Agreement..................      25

     Section 7.7     GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...      25

     Section 7.8     Counterparts...................................................      26

     Section 7.9     Severability...................................................      26

     Section 7.10    Section Titles.................................................      26

     Section 7.11    No Setoff......................................................      26

     Section 7.12    Further Assurances.............................................      26

     Section 7.13    Accounting Changes.............................................      27

     Section 7.14    No Indirect or Consequential Damages...........................      28

     Section 7.15    No Proceedings.................................................      28

SCHEDULES

     SCHEDULE 1              List of Accounts

     SCHEDULE 6.1(a)(ii)     UCC Information

     SCHEDULE 6.1(a)(vii)    Perfection Representations and Warranties

EXHIBITS

     EXHIBIT A    Form of Assignment

     EXHIBIT B    Form of Reassignment

     EXHIBIT C    Form of Opinion of Counsel with Respect to Additional Accounts

                                                        Receivables Purchase and
                                                          Contribution Agreement

      RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT, dated as of [ ], 2004 (this "Agreement"), between CDF FUNDING, INC., a Delaware corporation, as Seller, and GE DEALER FLOORPLAN MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware, as Buyer ("Buyer").

      In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 Definitions.

      "Account" means each Initial Account and each Additional Account. The term Account includes an Additional Account only from and after its Addition Date and includes any Removed Account only prior to its Removal Date.

      "Accounting Changes" means, with respect to any Person: (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred by such Person's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

      "Account Schedule" means a computer file or microfiche list or other list containing a true and complete list of Accounts, identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number pursuant to a protocol that has been provided to Buyer) and setting forth the receivables balance for each as of (i) the applicable Addition Cut-Off Date, in the case of an Account Schedule relating to Additional Accounts, (ii) the Removal Notice Date, in the case of an Account Schedule relating to Removed Accounts or (iii) the date specified therein, in the case of any other Account Schedule. Notwithstanding the foregoing, the initial Account Schedule does not set forth receivables balances, and any failure to set forth receivables balances in such a file or list shall not impair the file's or list's effectiveness as an Account Schedule.

      "Addition Cut-Off Date" means, as to any Additional Account, the date specified as such in the related Assignment.

      "Addition Date" means, as to any Additional Account, the date specified as such in the related Assignment.

      "Additional Accounts" is defined in Section 2.6(a).

                                                        Receivables Purchase and
                                                          Contribution Agreement

      "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the securities having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

      "Aggregate Reassignment Amount" means, for any reassignment of the Transferred Receivables pursuant to Section 6.1(e), the aggregate outstanding amount (comprising principal, interest and all other non-principal amounts billed to the related Dealers) of such Transferred Receivables as of the end of the preceding Monthly Period.

      "Agreement" is defined in the preamble.

      "Agreement Termination Date" is defined in Section 7.4.

      "Asset Based Lending Business" means the extensions of credit made by an Originator to Dealers in order to provide loans based on the value of certain assets of such Dealers.

      "Asset Based Lending Financing Agreement" means an asset based lending financing agreement entered into by an Originator and a Dealer in connection with the Asset Based Lending Business.

      "Assignment" is defined in Section 2.6(c).

      "Authorized Officer" means (a) with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer or employee of such corporation or trustee of such trust specifically authorized in resolutions of the Board of Directors of such corporation or trustee of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Related Documents, and
(b) with respect to a limited liability company, an officer or manager of such limited liability company.

      "Bankruptcy Event" means, as to any Person, any of the following events:
(a) a case or proceeding shall have been commenced against such Person seeking a decree or order in respect of such Person (i) under any Debtor Relief Law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person; or (b) such Person shall (i) file a petition seeking relief under any Debtor Relief Law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or for any substantial part of such Person's assets,
(iii) make an

                                                        Receivables Purchase and
                                                          Contribution Agreement
assignment for the benefit of creditors, or (iv) take any corporate or statutory trust action in furtherance of any of the foregoing.

      "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the state of Master Servicer's principal place of business (currently Connecticut).

      "Buyer" is defined in the preamble.

      "Closing Date" means [       ], 2004.

      "Collateral Security" means, with respect to any Receivable, (i) the security interest, if any, granted by or on behalf of the related Dealer with respect thereto, including a security interest in the related Products or assets, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the agreement giving rise to such Receivable or otherwise, together with all financing statements filed against a Dealer describing any collateral securing such Receivable, (iii) all guarantees, insurance and other agreements (including Floorplan Agreements and subordination agreements with other lenders) or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the agreement giving rise to such Receivable or otherwise, and (iv) all Records in respect of such Receivable.

      "Collections" means, without duplication, all payments by or on behalf of Dealers received in respect of the Receivables (including proceeds from the realization upon any Collateral Security) in the form of cash, checks, wire transfers or any other form of payment. Collections that constitute Recoveries shall be considered to be Collections of Non-Principal Receivables.

      "Credit and Collection Policies" means, with respect to Seller, Seller's policies and procedures relating to the Receivables, including the policies and procedures for determining the creditworthiness of Dealers and the extension of credit to Dealers, and relating to the maintenance of Accounts and collection of Receivables, as such policies and procedures may be amended from time to time.

      "Date of Processing" means, as to any transaction, the Business Day on which the transaction is first recorded on Master Servicer's computer file of accounts (without regard to the effective date of such recordation).

      "Dealer" means a Person engaged generally in the business of purchasing consumer or commercial goods from a manufacturer or distributor thereof and holding such goods for sale or lease in the ordinary course of business or a Person engaged generally in the business of manufacturing or distributing consumer or commercial goods for sale to Dealers in the ordinary course of business.

      "Dealer Repurchase Option" means, with respect to a Dealer that has sold Receivables to an Originator, the right of such Dealer (if any) to repurchase such Receivables from such Originator.

                                                        Receivables Purchase and
                                                          Contribution Agreement

      "Debtor Relief Laws" means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

      "Defaulted Receivables" on any Determination Date means all Receivables (other than Ineligible Receivables and any Designated Ineligible Receivables) in an Account which are charged off as uncollectible on or prior to such Determination Date in respect of the immediately preceding Monthly Period in accordance with Seller's customary and usual servicing procedures for servicing Dealer receivables comparable to the Receivables which have not been sold to third parties.

      "Designated Ineligible Receivable" means, without duplication, (i) any Receivable that arises in an Eligible Account but was not an Eligible Receivable at the time of its transfer to Buyer; (ii) any Receivable that, at the time of its transfer to Buyer has been SAU or NSF for more than thirty (30) days; and
(iii) those Receivables, the aggregate Outstanding Balance of which, at the time of transfer of each such Receivable to Buyer, have been SAU or NSF for a period of one (1) to thirty (30) days but only to the extent that such Receivables' aggregate Outstanding Balance exceeds [ ] percent ([ ]%) of the Outstanding Balance of the Principal Receivables owned by the Issuer at the end of such Monthly Period.

      "Designated Participation Interest" is defined in Section 2.6(b).

      "Determination Date" means the second Business Day preceding each Payment Date.

      "DFS Trust" means Distribution Financial Services Floorplan Master Trust, a common-law trust formed pursuant to the Pooling and Security Agreement.

      ["Discount Factor" means [ ] percent ([ ]%). The Discount Factor may be adjusted by Seller from time to time upon prior written notice thereof to the Issuer and the Indenture Trustee; provided, that if after giving effect to such adjustment, the Discount Factor would exceed [ ] percent ([ ]%), then the Rating Agency Condition shall be satisfied with respect to any such adjustment.]

      "Eligible Account" is defined in the First Tier Agreement.

      "Eligible Receivable" is defined in the First Tier Agreement.

      "Financing Agreement" means a Wholesale Financing Agreement or Asset Based Lending Financing Agreement.

      "First Tier Agreement" means the Receivables Sale Agreement dated as of [ ], 2004 among the Originators and Seller.

      "Floorplan Agreement" means an agreement entered into by an Originator and a Manufacturer establishing certain terms and conditions for the financing of such Manufacturer's Dealers by such Originator, which may include such Manufacturer's agreement, among other

                                                        Receivables Purchase and
                                                          Contribution Agreement
matters, to repurchase from, or remarket for, such Originator Products sold by such Manufacturer to any of its Dealers and financed by such Originator under a Wholesale Financing Agreement if such Originator acquires possession of such Products because of a default by such Dealer under such Wholesale Financing Agreement, whether by repossession, voluntary surrender or other circumstances.

      "Floorplan Business" means the extensions of credit made by an Originator to Dealers in order to finance Products purchased by Dealers from Manufacturers for sale or lease by such Dealers.

      "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

      "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Indenture" means the Master Indenture dated as of [      ], 2004 between
the Issuer and the Indenture Trustee.

      "Indenture Supplement" means a supplement to the Indenture executed and delivered pursuant to the Indenture.

      "Indenture Trustee" means Wilmington Trust Company, as indenture trustee under the Indenture.

      "Ineligible Account" means an Account that at the time of determination is not an Eligible Account.

      "Ineligible Receivable" is defined in Section 6.1(c).

      "Initial Account" means each individual revolving credit arrangement established by an Originator with a Dealer which was identified in the Account Schedule delivered in connection with the execution and delivery of this Agreement.

      "Insurance Proceeds" with respect to an Account means any amounts received pursuant to any policy of insurance which are required to be paid to an Originator pursuant to a Wholesale Financing Agreement or Asset Based Lending Financing Agreement.

      "Issuer" means GE Dealer Floorplan Master Note Trust, a Delaware statutory trust.

      "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any

                                                        Receivables Purchase and
                                                          Contribution Agreement
financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

      "Litigation" means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

      "Manufacturer" means a Person engaged generally in the business of manufacturing or distributing Products for sale or lease to Dealers in the ordinary course of business.

      "Master Servicer" means GE Capital, in its capacity as master servicer under the Servicing Agreement, or any other Person designated as a successor master servicer pursuant to the Servicing Agreement.

      "Material Adverse Effect" means, with respect to Seller, a material adverse effect on (a) the ability of Seller to perform any of its obligations under the Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Related Document or the rights and remedies of Buyer under any Related Document with respect to Seller, or (c) the Transferred Receivables (including the collectibility of the Transferred Receivables and the security interests and other rights securing and supporting the payment of the Transferred Receivables), the Financing Agreements therefor or the ownership interests or Liens of Seller or Buyer thereon or the priority of such interests or Liens.

      "Monthly Period" means a calendar month.

      "Non-Principal Collections" means the sum of (a) Collections of interest and all other non-principal charges (including insurance service fees and handling fees) on the Receivables, (b) the product of (i) principal payments on the Receivables and (ii) the Discount Factor, and (c) all Recoveries.

      "Non-Principal Receivables" with respect to any Account means all amounts billed to the related Dealer in respect of interest and all other non-principal charges.

      "Noteholder" is defined in the Indenture.

      "Note Trust Certificate" means the Note Trust Certificate, Series 2004-NTC, issued pursuant to the Series 2004-NTC Supplement.

      "NSF" means, with respect to a Receivable, that a check in payment of such Receivable has been returned because of insufficient funds and has not thereafter been paid.

      "Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion.

                                                        Receivables Purchase and
                                                          Contribution Agreement

      "Originator" means each of GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation and any other originator so designated pursuant to Section 2.9 of the First Tier Agreement.

      "Originator Guaranty" means the Originator Performance Guaranty dated as of [ ], 2004 made by GE Capital.

      "Outstanding Balance" means, with respect to any Principal Receivable, the outstanding amount of such Principal Receivable; provided, that the Outstanding Balance of a Defaulted Receivable shall equal zero.

      "Participation Agreement" means an agreement between an Originator and a lender pursuant to which such Originator conveys to such lender an undivided interest in certain receivables that is pari passu in all respects (other than nonsubordinated interest strips and fees) with the undivided interest retained by such Originator.

      "Participation Interest" means the undivided interest, created pursuant to a Participation Agreement, in a receivable in which a Receivable represents the remaining undivided interest.

      "Payment Date" means, except as otherwise specified in any Indenture Supplement for the Series relating thereto, the twentieth (20(th)) day of each calendar month, or if the twentieth (20(th)) day is not a Business Day, the next Business Day.

      "Permitted Encumbrances" means the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (c) presently existing or hereinafter created Liens in favor of, or created by, Buyer; (d) any Lien created or permitted by any Related Document; (e) any Lien created by any Participation Agreement; (f) any security interests in assets that are subordinate to the security interests securing the related Receivables; and (g) any Dealer Repurchase Option that has not been exercised by the applicable Dealer.

      "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust (including a business trust), association, corporation, limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

      "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing, dated as of April 1, 2000, among CDF Financing, L.L.C. (as successor to Deutsche Floorplan Receivables, L.P.), GE Commercial Distribution Finance Corporation (formerly known as Deutsche Financial Services Corporation), and Wilmington Trust Company (as successor to The Chase Manhattan Bank), as trustee.

      "Principal Collections" means Collections other than Non-Principal Collections. Amounts paid by Seller pursuant to Section 2.5 shall be deemed to be Principal Collections.

                                                        Receivables Purchase and
                                                          Contribution Agreement

      "Principal Receivable" with respect to an Account means amounts shown on Seller's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer.

      "Products" means the commercial and consumer goods financed by an Originator for Dealers.

      "Purchase Date" means the Closing Date and, thereafter, each Business Day.

      "Purchase Price" is defined in Section 2.4(a).

      "Rating Agency Condition" is defined in the Indenture.

      "Reassignment" is defined in Section 2.7(a).

      "Receivable" means, with respect to an Account, all amounts payable (including interest, finance charges and other charges), and the obligation to pay such amounts, by the related Dealer from time to time in respect of advances made by an Originator to or on behalf of such Dealer in connection with the Floorplan Business or the Asset Based Lending Business, as the case may be, [together with the group of writings evidencing such amounts and the security interest created in connection therewith and all of the rights, remedies, powers and privileges thereunder (including under the related Financing Agreement)]; provided, that if a Participation Interest has been created in respect of such Account, whether before or after such Account has been designated as an Account, the amounts so payable by the related Dealer that are allocable to such Participation Interest shall not be part of the "Receivables" in respect of such Account. A Receivable that, prior to its transfer to Buyer, was subject to a participation from an Originator in favor of another Originator shall be considered a Receivable.

      "Records" means, with respect to any Receivables, all Financing Agreements and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) relating to such Receivable and the related Dealer.

      "Recoveries" on any date means all amounts received, including Insurance Proceeds, during the Monthly Period immediately preceding such date with respect to Receivables which have previously become Defaulted Receivables.

      "Related Documents" means this Agreement, the First Tier Agreement, the Trust Agreement, the Servicing Agreement, the Indenture, any Indenture Supplement and all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing or the transactions contemplated thereby.

      "Removed Account" means an Account that is removed from the Account
Schedule in accordance with Section 2.7.

      "Removal Date" is defined in Section 2.7(a).

                                                        Receivables Purchase and
                                                          Contribution Agreement

      "Removal Notice Date" is defined in Section 2.7(a).

      "Requirements of Law" means, as to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw - Hill Companies, Inc.

      "SAU" means, with respect to a Receivable, that if such Receivable was originally secured by a security interest in a Product, such Product has been sold and such Receivable is not paid in full.

      "Seller" means CDF Funding, Inc.

      "Series" means a series of notes issued under the Indenture.

      "Series 2004-NTC Supplement" means the Series 2004-NTC Supplement, dated as of the Closing Date, among CDF Financing, L.L.C., GE Commercial Distribution Finance Corporation, and Wilmington Trust Company, as trustee.

      "Servicing Agreement" means the Servicing Agreement dated as of [      ],
2004, between Master Servicer and the Issuer.

      "Sub-Servicer" means any Person with whom Master Servicer enters into a Sub-Servicing Agreement.

      "Sub-Servicing Agreement" means any written contract entered into between Master Servicer and any Sub-Servicer relating to the servicing, administration or collection of any Transferred Receivables.

      "Subsidiary" means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933.

      "Transfer Date" means, with respect to a Transferred Receivable, the date on which Buyer acquires such Transferred Receivable from Seller pursuant to
Section 2.1 or any Assignment.

      "Transferred Assets" is defined in Section 2.1(a).

      "Transferred Receivable" means any Receivable purchased by Buyer from Seller pursuant to this Agreement or any Assignment, including Principal Receivables and Non-Principal Receivables that exist at the time of purchase of any Principal Receivables in the same

                                                        Receivables Purchase and
                                                          Contribution Agreement

Account or that arise in an Account after the date of purchase of Principal Receivables in the Account. However, Receivables that are repurchased by Seller pursuant to this Agreement or purchased by Master Servicer pursuant to the Servicing Agreement shall cease to be considered "Transferred Receivables" from the date of such purchase.

      "Trust Agreement" means the Amended and Restated Trust Agreement dated as
of [      ], 2004, between Seller and The Bank of New York (Delaware), as trustee.

      "UCC" means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

      "United States" means the United States of America, together with its territories and possessions.

      "Wholesale Financing Agreement" means a wholesale financing agreement entered into by an Originator and a Dealer in order to finance Products purchased by such Dealer from a Manufacturer.

      Section 1.2 Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all related certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person's successors and permitted assigns.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                   ARTICLE II

                                      SALES

Section 2.1 Sales.

      (a) By execution of this Agreement, Seller does hereby transfer, assign, set over and otherwise convey to Buyer, without recourse except as provided herein, all of Seller's right, title and interest in, to and under, the following (the "Transferred Assets"): (i) the Receivables existing at the opening of business on the Closing Date, and thereafter created from time to time until the Agreement Termination Date, together with the Collateral Security and Collections with respect thereto and related Recoveries, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto, (ii) without limiting the generality of the foregoing or the following, all of Seller's rights to receive payments from any Dealer in respect of such Receivables and (iii) all proceeds of all of the foregoing. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation under the Financing Agreements, the Floorplan Agreements or any Participation Agreement or any obligation to any Dealer or any Manufacturer. The foregoing conveyance shall be effective (x) on the Closing Date, as to all Transferred Assets then existing, and (y) on each Purchase Date, as to all Transferred Assets arising since the prior Purchase Date.

      (b) Seller agrees, at its own expense, (i) on or prior to (x) the Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate, or cause to be indicated, in the appropriate computer files that Receivables created (or reassigned, if applicable, in the case of Removed Accounts) in connection with the Accounts have been conveyed to Buyer pursuant to this Agreement (or conveyed to Seller or its designee, if applicable, in accordance with Section 2.7, in the case of Removed Accounts) by including, or causing to be included, in such computer files a code so identifying each such Account (or, in the case of Removed Accounts, deleting, or causing to be deleted, such code thereafter) and (ii) on or prior to the date referred to in clauses (i)(x), (y) or (z), as applicable, to deliver to Buyer an Account Schedule. The initial such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, Seller further agrees not to permit such code to be altered during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, or (y) Seller shall have delivered to Buyer at least thirty (30) days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Buyer in the Transferred Receivables to continue to be perfected with the priority required by this Agreement.

      (c) By execution of this Agreement, Seller does hereby transfer, assign, set over and otherwise convey to Buyer, as a capital contribution, all of Seller's right, title and interest in, to and under (i) the Note Trust Certificate, (ii) without limiting the generality of the foregoing or the following, all of Seller's rights to receive payments from the DFS Trust in respect of the Note

                                                        Receivables Purchase and
                                                          Contribution Agreement

Trust Certificate, and (iii) all proceeds of the foregoing. On the Closing Date, Seller shall deliver to Buyer an instrument of assignment in respect of the Note Trust Certificate, substantially in the form of the assignment attached to the Note Trust Certificate, and shall deliver to Buyer a registered certificate representing the Note Trust Certificate. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of Seller or any other Person in connection with the Note Trust Certificate.

Section 2.2 Acceptance by Buyer.

      (a) Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Buyer pursuant to Section 2.1. Buyer shall maintain a copy of Schedule 1, as delivered to it from time to time.

      (b) Buyer hereby agrees not to disclose to any Person any account numbers or other information contained in the Account Schedule marked as Schedule 1 and delivered to Buyer, from time to time, except (i) to Master Servicer, any Sub-Servicer or as required by a Requirement of Law applicable to Buyer, (ii) in connection with the performance of Buyer's duties hereunder, (iii) to the Indenture Trustee in connection with its duties or (iv) to bona fide creditors or potential creditors of Master Servicer or Seller for the limited purpose of enabling any such creditor to identify Transferred Receivables or Accounts subject to this Agreement. Buyer agrees to take such measures as shall be reasonably requested by Seller to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow Seller or its duly authorized representatives to inspect Buyer's security and confidentiality arrangements from time to time during normal business hours upon prior written notice. Buyer shall promptly notify Seller of any request received by Buyer to disclose information of the type described in this Section 2.2(b), which notice shall in any event be provided no later than five (5) Business Days prior to disclosure of any such information unless Buyer is compelled pursuant to a Requirement of Law to disclose such information prior to the date that is five (5) Business Days after the giving of such notice.

      Section 2.3 Characterization of Transfers.

      (a) The parties hereto intend that each transfer of the Transferred Assets by Seller to Buyer shall constitute a sale by Seller to Buyer and not a loan by Buyer to Seller secured by the Transferred Assets. If, contrary to the intent of the parties hereto, a court of competent jurisdiction determines that any transfer of Transferred Assets by Seller to Buyer constitutes a loan and not a sale of the Transferred Assets, then this Agreement shall constitute a security agreement under applicable law with respect to the Transferred Assets and Seller shall be deemed to have granted, and Seller hereby grants, to Buyer a security interest in and to all of Seller's right, title and interest in, to and under the Transferred Assets.

      (b) The parties hereto intend that the transfer of the Note Trust Certificate by Seller to Buyer shall constitute a capital contribution by Seller to Buyer and not a loan by Buyer to Seller secured by the Note Trust Certificate. If, contrary to the interest of the parties hereto, a court of competent jurisdiction determines that the transfer of the Note Trust Certificate by Seller to Buyer constitutes a loan and not a capital contribution, then this Agreement shall constitute a security agreement under applicable law with respect to the Note Trust Certificate and Seller

                                                        Receivables Purchase and
                                                          Contribution Agreement
shall be deemed to have granted, and Seller hereby grants, to Buyer a security interest in all of Seller's right, title and interest in, to and under the Note Trust Certificate.

      Section 2.4 Purchase Price.

      (a) The purchase price for the Transferred Receivables and the other Transferred Assets related thereto shall equal the fair market value of such Transferred Receivables and other Transferred Assets as agreed upon by Buyer and Seller prior to such sale (such amount for any Transferred Assets, the "Purchase Price").

      (b) The Purchase Price for any Transferred Assets sold by Seller shall be payable in full in cash on each Purchase Date or less frequently if so agreed between Buyer and Seller; provided, however, that Buyer may, with respect to any sale, offset against such Purchase Price any amounts owed by Seller to Buyer hereunder and which remain unpaid. On each such Purchase Date or other date set by the parties for payment, Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, make available to Seller the Purchase Price for the applicable Transferred Assets in same day funds.

      Section 2.5 Adjustments. If on any day the outstanding amount of any Principal Receivable is reduced because of a rebate, refund, unauthorized charge or billing error to a Dealer, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a Dealer, or if the outstanding amount of any Principal Receivable is otherwise reduced other than on account of Collections thereof or such amount being charged-off as uncollectible, then Seller shall compensate Buyer for such reduction in the outstanding amount of such Principal Receivable as provided below. Any adjustment required pursuant to the preceding sentence shall be made not later than the second Business Day after the Date of Processing for the event giving rise to such adjustment or less frequently if so agreed between Buyer and Seller. The amount of each such reduction shall be deducted from the amount of the Purchase Price payable by Buyer to Seller on the Purchase Date that coincides with or next follows the date of the adjustment, and Seller shall pay Buyer on that Purchase Date any excess of the aggregate amount of such reductions over the aggregate Purchase Price otherwise payable to Seller on that Purchase Date. Notwithstanding the foregoing, on any Purchase Date the aggregate amount of such reductions shall be paid gross by Seller to Buyer, without netting against the Purchase Price, to the extent that Buyer informs Seller that Buyer requires funds to make payments on account of such reductions under any of the Related Documents.

      Section 2.6 Addition of Accounts.

      (a) Additional Accounts. From time to time, Seller may designate additional Eligible Accounts ("Additional Accounts") to be included as Accounts.

      (b) Designated Participation Interests. In lieu of, or in addition to, designating Additional Accounts as contemplated by subsection (a) above and in addition to the Note Trust Certificate, Seller may convey to Buyer participations or additional trust certificates representing undivided or beneficial interests in a pool of assets primarily consisting of receivables arising under dealer floorplan loan credit arrangements owned by Seller or any of its Affiliates and collections thereon ("Designated Participation Interests"). Seller and Buyer will enter into an

                                                        Receivables Purchase and
                                                          Contribution Agreement
amendment to this Agreement relating to the conveyance of any Designated Participation Interest. The Rating Agency Condition shall be satisfied in connection with any conveyance of a Designated Participation Interest under this subsection (b).

      (c) Conditions for Additions of Additional Accounts. Any sale of Receivables from Additional Accounts shall occur only upon satisfaction of the following conditions (to the extent provided below):

            (i) on or before the Addition Date, Seller shall have delivered to Buyer, (x) a written assignment in substantially the form of Exhibit A (the "Assignment"), and Seller shall indicate in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to Buyer, and (y) an Account Schedule reflecting the addition of such Additional Accounts (which Account Schedule shall be attached as a schedule to such Assignment);

            (ii) Seller shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to Buyer (in such numbers and with such additional addressees as Buyer may reasonably request) substantially in the form of Exhibit C (with appropriate modifications); and

            (iii) Seller shall not make more than one such designation per Dealer in any one Monthly Period.

      Section 2.7 Removal of Accounts.

      (a) From time to time, but not more frequently than once during each Monthly Period for any Dealer, Seller may request (which request Buyer may deny): (i) the removal of one or more Accounts from the Account Schedule, and
(ii) if any such Account was not an Eligible Account at the time such Account was originally added to the Account Schedule, the reassignment to Seller or its designee of all Buyer's right, title and interest in, to and under (A) the Transferred Receivables then existing and thereafter created in such Account,
(B) the Collateral Security, Collections and Recoveries with respect thereto, and (C) all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto. Any such removal and reassignment shall be subject to the satisfaction of the following conditions:

            (i) on or before the [eleventh] Business Day immediately preceding the Removal Date (the "Removal Notice Date"), Seller shall have given Buyer written notice of such request and specifying the date for removal of the proposed Removed Accounts (the "Removal Date");

            (ii) Buyer shall have delivered its written consent for such removal to Seller;

            (iii) on or prior to the Removal Date, Seller shall have delivered to Buyer a schedule listing the proposed Removed Accounts and a schedule listing the Accounts that are not proposed to be Removed Accounts (which schedules shall be attached as schedules to such Reassignment); and

                                                        Receivables Purchase and
                                                          Contribution Agreement

            (iv) Seller shall have delivered to Buyer an Officer's Certificate, dated as of the Removal Date, to the effect that (i) no selection procedure believed by Seller to be materially adverse to the interest of Buyer or any of its creditors has been used in removing Removed Accounts; and (ii) Accounts (or administratively convenient groups of Accounts) were chosen for removal on a random basis or another basis not involving adverse selection that Seller believes is consistent with achieving derecognition of the Transferred Receivables under GAAP.

      Upon satisfaction of the above conditions (and subject to receipt by Buyer of the reassignment price agreed upon between Buyer and Seller): (i) Buyer shall execute and deliver to Seller or its designee a written reassignment in substantially the form of Exhibit B (the "Reassignment"); (ii) the Account Schedule shall be deemed to have been amended to remove such Removed Accounts; and (iii) if such Removed Accounts were not Eligible Accounts at the time such Accounts were originally designated as Accounts, Buyer shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the Transferred Receivables arising in such Removed Accounts, the Collateral Security and Collections and Recoveries with respect thereto, and all monies due or to become due and all amounts received or receivables with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing). In addition, Buyer shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Seller to effect the conveyance of Transferred Receivables pursuant to clause
(iii) of the previous sentence.

      Section 2.8 Additional Sellers. Seller may consent to the designation of additional or substitute Persons to be included as "Sellers" under the First Tier Agreement by an amendment to the First Tier Agreement upon Buyer's consent.

      Section 2.9 Additional Originators. Seller may consent to the designation of additional Persons as "Originators" under the First Tier Agreement by an amendment to the First Tier Agreement upon Buyer's consent.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

      Section 3.1 Conditions to Initial Transfer. The initial sale or conveyance hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by Buyer) as of the Closing Date:

      (a) Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Seller and Buyer, and Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to Buyer.

                                                        Receivables Purchase and
                                                          Contribution Agreement

      (b) Governmental Approvals. Buyer shall have received satisfactory evidence that Seller has obtained all consents and approvals of all Persons, including all requisite Governmental Authorities, if any, required for Seller to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

      (c) Compliance with Laws. Seller shall be in compliance with all applicable foreign, federal, state and local laws and regulations, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      Section 3.2 Conditions to all Transfers. Each sale by Seller hereunder (including the initial sale) shall be subject to satisfaction of the following further conditions precedent (any one or more of which, except clause (b) below, may be waived in writing by Buyer) as of the Transfer Date therefor:

      (a) the representations and warranties of Seller contained herein or in any other Related Document required to be made on such Transfer Date shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such sale; and

      (b) Seller shall be in compliance in all material respects with each of its covenants and other agreements set forth herein.

The consummation by Seller of the sale, as applicable, of Transferred Assets on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by Seller that the conditions in clauses (a) and (b) of this Section 3.2 have been satisfied as of such Transfer Date.

                                   ARTICLE IV

                        OTHER MATTERS RELATING TO SELLER

      Section 4.1 Merger or Consolidation of, or Assumption of the Obligations of, Seller, etc.

      (a) Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person (other than, in the case of a conveyance or transfer of assets, to Buyer) unless:

            (i) the Person formed by such consolidation or into which Seller is merged or the Person (other than Buyer) which acquires by conveyance or transfer the properties and assets of Seller substantially as an entirety shall be, if Seller is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Seller is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to Buyer, in form reasonably satisfactory to Buyer, the performance of every covenant and obligation of Seller hereunder;

                                                        Receivables Purchase and
                                                          Contribution Agreement

            (ii) Seller has delivered to Buyer (A) an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (iii) if Seller is not the surviving entity, the surviving entity shall file a new UCC financing statement with respect to the interest of Buyer in the Transferred Assets, if any; and

            (iv) prior written notice shall have been delivered to Buyer with respect to such merger, conveyance or transfer.

      (b) This Section 4.1 shall not be construed to prohibit or in any way limit Seller's ability to effectuate any consolidation or merger pursuant to which Seller would be the surviving entity.

      (c) The obligations of Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of Seller hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs, (ii) Section 2.8 or (iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which Seller delivers an Officer's Certificate to Buyer indicating that Seller reasonably believes that such action will not result in a Material Adverse Effect, (2) which meet the requirements of clause
(ii) of paragraph (a) and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Buyer in writing in form satisfactory to Buyer, the performance of every covenant and obligation of Seller thereby conveyed.

                                    ARTICLE V

                                BANKRUPTCY EVENTS

      Section 5.1 Rights upon the Occurrence of a Bankruptcy Event. If a Bankruptcy Event occurs with respect to Seller, Seller shall on the day any such event occurs, immediately cease to transfer Receivables to Buyer and shall promptly give notice of such event to the Indenture Trustee and Buyer. Notwithstanding any cessation of the transfer to Buyer of additional Receivables, Receivables transferred to Buyer prior to the occurrence of such Bankruptcy Event, and Collections in respect of such Receivables, shall continue to be property of Buyer.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                   ARTICLE VI

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 6.1 Representations and Warranties of Seller.

      (a) To induce Buyer to accept the Transferred Assets and the Note Trust Certificate, Seller makes the following representations and warranties to Buyer, as of the Closing Date (in the case of Seller) and, to the extent applicable, on each subsequent Transfer Date following the date on which Seller became Seller.

            (i) Valid Existence; Power and Authority. Seller (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect; and (C) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

            (ii) UCC Information. The true legal name of Seller as registered in the jurisdiction of its organization and the current location of Seller's jurisdiction of organization are set forth in Schedule 6.1(a)(ii) and such name and location have not changed within the past twelve (12) months. In addition, Schedule 6.1(a)(ii) lists Seller's (A) federal employer identification number and (B) organizational identification number as designated by the jurisdiction of its organization.

            (iii) Authorization of Transaction; No Violation. The execution, delivery and performance by Seller of this Agreement and the other Related Documents to which Seller is a party and the creation and perfection of all Liens and ownership interests provided for herein: (A) have been duly authorized by all necessary action on the part of Seller, and (B) do not violate any provision of any law or regulation of any Governmental Authority, or contractual or restrictions binding on Seller, except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (iv) Enforceability. On or prior to the Closing Date, each of the Related Documents to which Seller is a party shall have been duly executed and delivered by Seller and each such Related Document shall then constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to bankruptcy, receivership, conservatorship, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

            (v) Accuracy of Certain Information. All written factual information heretofore furnished by Seller to Buyer with respect to the Transferred Receivables or the Note Trust Certificate for the purposes of, or in connection with, this Agreement was true

                                                        Receivables Purchase and
                                                          Contribution Agreement
      and correct in all material respects on the date as of which such information was stated or certified.

            (vi) Use of Proceeds. No proceeds received by Seller under this Agreement will be used by it for any purpose that violates Regulation U of the Federal Reserve Board.

            (vii) Transferred Receivables and Note Trust Certificate. With respect to each Transferred Receivable transferred by Seller to Buyer pursuant to this Agreement, Seller represents and warrants that as of the Transfer Date for such Transferred Receivable (and as of the Closing Date with respect to the Note Trust Certificate):

                  (A) such Transferred Receivable satisfies the criteria for an
            Eligible Receivable as of such Transfer Date;

                  (B) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Seller in connection with the conveyance by Seller of such Transferred Receivable and the Note Trust Certificate to Buyer have been duly obtained, effected or given and are in full force and effect; and

                  (C) the additional representations and warranties set forth in
            Schedule 6.1(a)(vii) are true and correct.

      The representations and warranties described in this Section 6.1(a) shall survive the sale of the Transferred Assets and the Note Trust Certificate to Buyer, any subsequent assignment or sale of the Transferred Assets by Buyer, and the termination of this Agreement the Series 2004-NTC Supplement and the other Related Documents and shall continue until the payment in full of all Transferred Assets and the Note Trust Certificate.

      (b) Upon discovery by Seller or Buyer of a breach of any of the representations and warranties by Seller set forth in this Section 6.1, the party discovering such breach shall give prompt written notice to the other. Seller agrees to cooperate with Buyer in attempting to cure any such breach.

      (c) If any representation or warranty of Seller contained in Section 6.1(a)(vii) is not true and correct in any material respect as of the date specified therein with respect to any Transferred Receivable or any Account and as a result of such breach Buyer's interest in such Transferred Receivable or Account is materially and adversely affected, including if Buyer's rights in, to or under such Transferred Receivables or the proceeds of such Transferred Receivables are impaired or such proceeds are not available for any reason to Buyer free and clear of any Lien other than Permitted Encumbrances, unless cured within sixty (60) days (or such longer period, not in excess of one hundred twenty (120) days, as may be agreed to by Buyer) after the earlier to occur of the discovery thereof by Seller or receipt by Seller of notice thereof given by Buyer, then such Transferred Receivable shall be designated an "Ineligible Receivable;" provided, that such Transferred Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables if, on any day prior to the end of such sixty

                                                        Receivables Purchase and
                                                          Contribution Agreement

(60) day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Seller shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. A Transferred Receivable shall be deemed to become an Ineligible Receivable if the Dealer relating to such Receivable exercises a Dealer Repurchase Option with respect thereto.

      (d) On the first Purchase Date that coincides with or falls after the date on which any Transferred Receivable is designated as an Ineligible Receivable, Seller shall repurchase such Ineligible Receivable from Buyer as provided below. The purchase price for the Ineligible Receivables in any Account shall equal the Purchase Price paid for such Ineligible Receivables, less any Principal Collections received on that Receivable from the Closing Date or relevant Transfer Date, as applicable. On any Purchase Date the aggregate amount of such repurchase prices then payable may be netted against the Purchase Price then payable, unless Buyer informs Seller that Buyer requires funds to make payments on account of the related Ineligible Receivables under any of the Related Documents, in which case such amounts shall be paid gross.

      (e) If any representation or warranty of Seller contained in Section 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii) or 6.1(a)(iv) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Transferred Receivables transferred to Buyer by Seller or the availability of the proceeds thereof to Buyer, Seller shall be obligated to accept a reassignment of the Transferred Receivables if such breach and any material adverse effect caused by such breach is not cured within sixty (60) days (or within such longer period, not in excess of one hundred fifty (150) days, as may be agreed to by Buyer), after the earlier to occur of the discovery thereof by Seller or receipt by Seller of notice thereof given by Buyer, on the terms set forth below; provided, that such Transferred Receivables will not be reassigned to Seller if, on any day prior to the end of such sixty (60) day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Seller shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. In connection with a reassignment pursuant to the preceding sentence, Seller shall pay to Buyer in immediately available funds not later than 12:00 noon, New York City time, on the first Payment Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Aggregate Reassignment Amount. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Transferred Receivables.

      (f) Upon the payment, if any, required to be made to Buyer as provided in
Section 6.1(d) or 6.1(e), Buyer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the applicable Transferred Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Seller to effect the conveyance of such Transferred Receivables pursuant to this Section.

                                                        Receivables Purchase and
                                                          Contribution Agreement

      Section 6.2 Affirmative Covenants of Seller. Seller severally covenants and agrees that, unless otherwise consented to by Buyer, from and after the Closing Date (or the relevant Transfer Date, as applicable) and until the date after the Agreement Termination Date when the Outstanding Balance of all Transferred Receivables have been reduced to zero:

      (a) Account Allocations. If Seller is unable for any reason to transfer Transferred Receivables to Buyer in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section
5.1 or an order by any Governmental Authority that Seller not transfer any additional Receivables to Buyer) then, in any such event, Seller agrees to allocate and pay to Buyer or Master Servicer on its behalf, after the date of such inability, all Collections with respect to Transferred Receivables previously sold by Seller to Buyer.

      (b) Notice of Material Event. Seller shall promptly inform Buyer in writing of the occurrence of any of the following with respect to Seller, in each case setting forth the details thereof and what action, if any, Seller proposes to take with respect thereto:

            (i) any Litigation commenced or threatened against Seller or with respect to or in connection with all or any substantial portion of the Transferred Assets or with respect to the Note Trust Certificate or developments in such Litigation, in each case, that Seller believes has a reasonable risk of being determined adversely and having a Material Adverse Effect;

            (ii) the commencement of a proceeding against Seller seeking a decree or order in respect of Seller (A) under any Debtor Relief Laws, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Seller or for any substantial part of Seller's assets, or (C) ordering the winding-up or liquidation of the affairs of Seller; or

            (iii) Seller's failure to comply with any of its obligations under this Agreement.

      (c) Notice of Liens. Seller shall notify Buyer promptly after becoming aware of any Lien on any Transferred Asset or on the Note Trust Certificate other than Permitted Encumbrances.

      (d) Information for Reports. Seller shall promptly deliver any material written information, documents, records or reports with respect to the Transferred Receivables or the Note Trust Certificate that Buyer shall reasonably request.

      (e) Deposit of Collections. Seller shall transfer to Buyer or Master Servicer on its behalf, promptly, and in any event no later than the Business Day after receipt thereof, all Collections it may receive in respect of Transferred Assets.

      (f) Financing Agreements and Policies. Seller shall comply with and perform its obligations under the Financing Agreements relating to the Accounts and the Credit and Collection Policies except insofar as any failure to comply or perform would not materially and adversely affect the rights of Buyer.

                                                        Receivables Purchase and
                                                          Contribution Agreement

      Section 6.3 Negative Covenants of Seller. Seller severally covenants and agrees that, without the prior written consent of Buyer, from and after the Closing Date (or the relevant Transfer Date, as applicable) and until the date after the Agreement Termination Date when the Outstanding Balances of all Transferred Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero:

      (a) Liens. Seller shall not create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on or with respect to the Transferred Assets or the Note Trust Certificate.

      (b) Amendments to Financing Agreements and Credit and Collection Policies. [Seller shall not amend the Financing Agreements; provided, that this sentence shall not prevent Seller from assigning its rights in a Financing Agreement to another Seller. Seller shall not amend its Credit and Collection Policies if such amendment would be adverse in any material respect to Buyer].

      (c) UCC Matters. Seller shall not change its state of organization or formation or its name such that any financing statement filed to perfect Buyer's interests under this Agreement would become seriously misleading, unless Seller shall have given Buyer not less than thirty (30) days' prior written notice of such change.

      (d) No Proceedings. From and after the Closing Date and until the date one
(1) year plus one (1) day following the date on which all amounts due with respect to securities rated by a rating agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, Seller shall not, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Debtor Relief Laws; provided, that the foregoing shall not in any way limit Seller's right to pursue any other creditor rights or remedies that Seller may have under any applicable law.

      (e) Characterization of Sales and Contributions. For accounting purposes, Seller shall not account for the transactions contemplated by this Agreement in any manner other than, with respect to the sale of each Transferred Receivable, as a true sale and absolute assignment of its full right, title and ownership interest in the related Transferred Assets to Buyer For accounting purposes, Seller shall not account for its transfer of the Note Trust Certificate to Buyer in any manner other than a capital contribution and absolute assignment of its full right, title and ownership interest in the Note Trust Certificate to Buyer. Seller shall also maintain its records and books of account in a manner which clearly reflects each such sale of the Transferred Receivables to Buyer and its capital contribution of the Note Trust Certificate to Buyer.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party hereto by any other party hereto, or whenever

                                                        Receivables Purchase and
                                                          Contribution Agreement
any party hereto desires to give or serve upon any other party hereto any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.1), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall be effective only if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall be effective only on the immediately succeeding Business Day.

      If to Seller:

            CDF Funding, Inc.
            1600 Summer Street, 4th Floor
            Stamford, CT 06927
            Attention: Manager - Securitization
            Telephone: (203) 357-4756
            Facsimile: (203) 357-6796

      With a copy to:

            General Electric Capital Corporation
            1600 Summer Street, 4th Floor
            Stamford, CT 06927
            Attention: Portfolio Manager
            Telephone: (203) 357-4328
            Facsimile: (203) 961-2953

                                                        Receivables Purchase and
                                                          Contribution Agreement

      If to Buyer:

            GE Dealer Floorplan Master Note Trust
            c/o The Bank of New York (Delaware), as Trustee
            101 Barclay Street, Floor 8 West (ABS Unit)
            New York, NY 10286
            Attention: Antonio Vayas
            Telephone: (212) 815-8322
            Telecopy: (212) 815-2493 or 3883

      With a copy to:

            General Electric Capital Corporation, as Administrator 1600 Summer Street, 4th Floor
            Stamford, CT 06927
            Attention: Manager, Securitizations
            Telephone: (203) 357-4328
            Telecopy: (203) 961-2953

      Section 7.2 No Waiver; Remedies.

      (a) The failure of any party hereto, at any time or times, to require strict performance by any other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance with this Agreement. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants and representations of any party contained in this Agreement, and no breach or default by any party under this Agreement, shall be deemed to have been suspended or waived or amended by any other party hereto unless such waiver or suspension or amendment is by an instrument in writing signed by an officer of or other duly authorized signatory of such party and, in the case of a suspension or waiver, directed to the defaulting party specifying such suspension or waiver.

      (b) Each party's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such party may have under any other agreement, including the other Related Documents, by operation of law or otherwise.

      Section 7.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. Except as provided below and in Sections 2.8 or 4.1 of this Agreement, Seller may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without having obtained the prior express written consent of Buyer. Any such purported assignment, transfer, hypothecation or other conveyance by Seller without the prior express written consent of Buyer shall be void. Seller acknowledges that under the Indenture, Buyer will grant security interests in its rights granted hereunder to the Indenture Trustee, on behalf of the Noteholders, and upon the exercise of remedies with respect to such

                                                        Receivables Purchase and
                                                          Contribution Agreement
security interests, the Indenture Trustee, on behalf of the Noteholders, shall have, to the extent of such grant, all rights of Buyer hereunder and the Indenture Trustee may in turn transfer such rights. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Seller and Buyer with respect to the transactions contemplated hereby and no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement.

      Section 7.4 Termination. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the earlier of (a) the termination of the Issuer and (b) the date selected by Seller upon prior notice thereof to Buyer (such date, the "Agreement Termination Date").

      Section 7.5 Survival. Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any agreement made by Seller under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Seller or the rights of Seller relating to any unpaid portion of any and all obligations of Seller to Buyer, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Agreement Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Seller, and all rights of Seller hereunder shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the date after the Agreement Termination Date when the Outstanding Balances of all Transferred Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero; provided, that the rights and remedies pursuant to the provisions of Sections 2.5, 6.3(d), 7.3, 7.11 and 7.12 shall be continuing and shall survive any termination of this Agreement.

      Section 7.6 Complete Agreement; Modification of Agreement. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except by written agreement of the parties hereto.

      Section 7.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

      (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                                        Receivables Purchase and
                                                          Contribution Agreement

      (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY SECURITY FOR THE OBLIGATIONS OF SELLER ARISING HEREUNDER OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                                        Receivables Purchase and
                                                          Contribution Agreement

      Section 7.8 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      Section 7.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      Section 7.10 Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      Section 7.11 No Setoff. Seller's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right Seller might have against Buyer, all of which rights are hereby expressly waived by Seller.

      Section 7.12 Further Assurances.

      (a) Seller shall, at its sole cost and expense, upon request of Buyer, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that Buyer may reasonably request to carry out more effectively the provisions and purposes of this Agreement or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including authorizing and filing any financing or continuation statements under the UCC with respect to the ownership interest of Buyer created by this Agreement. Seller hereby authorizes Buyer to file any such financing or continuation statements without the signature of Seller to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Assets is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon Seller's receipt thereof and promptly delivered to or at the direction of Buyer.

      (b) If Seller fails to perform any agreement or obligation under this
Section 7.12, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by Seller upon demand of Buyer.

      (c) Seller hereby authorizes Buyer to file one or more UCC financing statements, naming Seller as debtor, Buyer as secured party, and the Indenture Trustee as total assignee of assignor/secured party, and covering all of the following property of Seller, whether now owned or hereafter acquired or coming into existence and wherever located: (i) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles (including payment intangibles and software), goods (including fixtures, equipment and inventory), instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or

                                                        Receivables Purchase and
                                                          Contribution Agreement
other minerals before extraction, (ii) all supporting obligations; (iii) all other personal property of any nature or type; (iv) all accessions to, substitutions for or replacements of any of the property described in clause
(i), clause (ii) or clause (iii); and (v) all products or proceeds of each or any of the foregoing.

      Section 7.13 Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

      Section 7.14 No Indirect or Consequential Damages. NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER.

      Section 7.15 No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities rated by a rating agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, Buyer shall not, directly or indirectly, institute or cause to be instituted against Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Buyer's right to pursue any other creditor rights or remedies that Buyer may have under any applicable law.

                               [SIGNATURES FOLLOW]

                                                        Receivables Purchase and
                                                          Contribution Agreement

      IN WITNESS WHEREOF, Seller and Buyer have caused this Receivables Purchase and Contribution Agreement to be duly executed as of the day and year first above written.

                                         CDF FUNDING, INC., as Seller

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                         GE DEALER FLOORPLAN MASTER NOTE TRUST,
                                         as Buyer

                                         By The Bank of New York (Delaware), not
                                         in its individual capacity, but solely
                                         as Trustee on behalf of Buyer

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                   SCHEDULE 1

                                LIST OF ACCOUNTS

      The initial Account Schedule consists of [a compact disk] delivered to Buyer and Indenture Trustee listing Accounts and related information as of [ ], 2004.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                     Sch.1-1

                               SCHEDULE 6.1(a)(ii)

                                 UCC INFORMATION

Legal Name

      CDF Funding, Inc.

Jurisdiction of Organization

      Delaware

Address of Chief Executive Office

      5595 Trillium Boulevard
      Hoffman Estates, Illinois, 60192

Federal Employer Identification Number

      20-1060484

Organizational Identification Number

      3761628

                                                        Receivables Purchase and
                                                          Contribution Agreement

                              SCHEDULE 6.1(a)(ii)-1

                              SCHEDULE 6.1(a)(vii)

                    PERFECTION REPRESENTATIONS AND WARRANTIES

      1. General. This Agreement creates a valid and continuing ownership interest in Buyer with respect to all of Seller's right, title and interest in, to and under the Transferred Assets and the Note Trust Certificate which (a) is enforceable against creditors of and purchasers from Seller, as such enforceability may be limited by applicable law, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) will be prior to all other Liens (other than Permitted Encumbrances) in such property (in the case of the Note Trust Certificate, upon Buyer obtaining and maintaining possession of the Note Trust Certificate).

      2. Characterization. The Receivables constitute "accounts", "general intangibles" or "chattel paper" within the meaning of the UCC. The Note Trust Certificate constitutes a "general intangible" or an "instrument" or a "certificated security" within the meaning of the UCC.

      3. Creation. Immediately prior to its conveyance of the Transferred Assets and the Note Trust Certificate, as the case may be, pursuant to this Agreement, Seller owns and has good and marketable title to such Transferred Assets and the Note Trust Certificate, as the case may be, free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances).

      4. Perfection. Seller has caused, or will have caused within (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect Buyer's ownership of such Transferred Assets and the Note Trust Certificate.

      5. Priority. Other than the ownership interests transferred to Buyer pursuant to this Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Assets or the Note Trust Certificate except as permitted by this Agreement. Seller has not authorized the filing of and is not aware of any financing statements against Seller that include a description of collateral covering the Transferred Assets or the Note Trust Certificate other than any financing statement (i) in favor of Buyer and its assignees, (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Related Documents. None of the tangible chattel paper that constitutes or evidences the Receivables, nor the Note Trust Certificate, has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Buyer. Seller is not aware of any judgment lien, ERISA lien or tax lien filings against it.

      6. Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the representations contained in this Schedule 6.1(a)(vii) shall be continuing and remain in full force and effect in the case of the Transferred Assets, until the Transferred Receivables have been paid in full, and in the case of the Note Trust Certificate, until the Note Trust Certificate has been retired.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                             Sch. 6.1(a)(vii)-1

      7. No Waiver. The parties to this Agreement: (i) shall not, without the consent of the other parties, waive any of the representations and warranties in this Schedule 6.1(a)(vii) (the "Perfection Representations"); (ii) shall provide the other parties with prompt written notice of any breach of the Perfection Representations, and shall not, without the consent of S&P (if S&P is then rating any outstanding Series) waive a breach of any of the Perfection Representations.

      8. Seller to Maintain Perfection and Priority. Seller covenants that, in order to evidence the interests of Seller and Buyer under this Agreement, Seller shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including such actions as are requested by Buyer) to maintain and perfect, as a first priority interest, Buyer's ownership of the Transferred Assets and the Note Trust Certificate. Seller shall, from time to time and within the time limits established by law, prepare and present to Buyer for Buyer to authorize (based in reliance on the Opinion of Counsel hereinafter provided for in this paragraph) Seller to file, all financing statements, amendments, continuations, financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect Buyer's ownership of the Transferred Assets and the Note Trust Certificate as a first-priority interest (each a "Filing"). Seller shall present each such Filing to Buyer together with (x) an Opinion of Counsel to the effect that such Filing (i) satisfies all requirements and conditions to such Filing in this Agreement and (ii) satisfies the requirements for a Filing of such type under the UCC in the applicable jurisdiction, and (y) a form of authorization for Buyer's signature. Upon receipt of such Opinion of Counsel and form of authorization, Buyer shall promptly authorize in writing Seller to, and Seller shall, effect such Filing under the UCC. Notwithstanding anything else in this Agreement to the contrary, Seller shall not have any authority to effect a Filing without obtaining written authorization from Buyer in accordance with this paragraph.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                             Sch. 6.1(a)(vii)-2

                                    EXHIBIT A

                               FORM OF ASSIGNMENT

                (As required by Section 2.6(c) of the Agreement)

ASSIGNMENT No._________ OF RECEIVABLES IN ADDITIONAL ACCOUNTS (this "Assignment") dated as of________, by and between CDF FUNDING, INC., a Delaware corporation, as Seller ("Seller") and GE DEALER FLOORPLAN MASTER NOTE TRUST ("Buyer"), pursuant to the Agreement referred to below.

                              W I T N E S S E T H :

      WHEREAS, Seller and Buyer are parties to the Receivables Purchase and Contribution Agreement, dated as of [ ], 2004 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement"); and

      WHEREAS, pursuant to the Agreement, Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Transferred Receivables in such Additional Accounts that have been designated "Additional Accounts" pursuant to the Agreement, whether now existing or hereafter created, to Buyer (as each such term is defined in the Agreement); and

      WHEREAS, Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

      NOW, THEREFORE, Seller and Buyer hereby agree as follows:

      1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

            "Addition Date" means, with respect to the Additional Accounts designated hereby, [ ], 20[______].

            "Addition Cut-Off Date" means, with respect to Additional Accounts designated hereby, [______], 20[______].

            "Transferred Property" is defined in Section 3(a).

      2. Designation of Additional Accounts. The Accounts listed on Schedule 1 to this Assignment have been designated "Additional Accounts" pursuant to the Agreement. Schedule 1 to this Assignment, as of the Addition Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.

      3. Conveyance of Receivables.

            (a) Seller does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in this Assignment and the Agreement, to Buyer, all its right, title and interest in, to and under the following (the "Transferred Property"): the Receivables in such

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. A-1

Additional Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the Agreement Termination Date, the Collateral Security and Collections with respect thereto and related Recoveries, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation under any Financing Agreement, any Floorplan Agreement, or any Participation Agreement, or any obligation to any Dealer or any Manufacturer.

            (b) Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, Buyer's ownership of such Receivables, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Buyer within ten (10) days of the Addition Date. Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

            (c) In connection with such assignment, Seller further agrees, at its own expense, on or prior to the date of this Assignment, to indicate and cause Master Servicer to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to Buyer pursuant to the Agreement and this Assignment.

            (d) The parties hereto intend that the transfer of the Transferred Property by Seller to Buyer shall constitute a sale by Seller to Buyer and not a loan by Buyer to Seller secured by the Transferred Property. If, contrary to the intent of the parties hereto, a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale of the Transferred Property, then this Assignment shall constitute a security agreement under applicable law and Seller shall be deemed to have granted, and Seller hereby grants, to Buyer a security interest in and to all of Seller's right, title and interest in, to and under the Transferred Property.

      4. Acceptance by Buyer. Buyer hereby acknowledges its acceptance of all right, title and interest to the property, existing on the Addition Date and thereafter created, conveyed to Buyer pursuant to Section 3(a) of this Assignment. Buyer further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, Seller delivered to it the Account Schedule described in Section 2 of this Assignment.

      5. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the Addition Date:

            (a) This Assignment constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. A-2
limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (b) each of the Transferred Receivables satisfies the criteria for an Eligible Receivable as of the Addition Cut-Off Date;

            (c) each Additional Account is, as of the Addition Cut-Off Date, an Eligible Account;

            (d) no selection procedures believed by Seller to be materially adverse to the interests of Buyer or any of its creditors were utilized in selecting the Additional Accounts from the available Eligible Accounts;

            (e) as of the Addition Date, Seller is solvent;

            (f) the Account Schedule delivered pursuant to this Assignment is an accurate and complete listing in all material respects of all the Accounts as of the related Addition Cut-Off Date, and the information contained therein with respect to the identity of such Accounts and the Transferred Receivables existing in such Accounts, is true and correct in all material respects as of the Addition Cut-Off Date;

            (g) the Agreement and this Assignment transfer ownership to Buyer of the Transferred Property, and upon filing of the financing statements described herein and, in the case of Transferred Receivables thereafter created, upon the creation thereof, such ownership will be perfected and prior to all Liens (other than Permitted Encumbrances) in the Transferred Property;

            (h) the Transferred Receivables constitute "accounts", "chattel paper" or "general intangibles" within the meaning of UCC Section 9-102;

            (i) immediately prior to the conveyance of the Receivables pursuant to this Agreement, Seller owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances); and

            (j) subject to Permitted Encumbrances, other than the transfer and assignment to Buyer pursuant to this Assignment, Seller had not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables. Seller has not authorized the filing of and is not aware of any UCC financing statements against Seller that included a description of collateral covering the Transferred Receivables.

      6. Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. A-3

      7. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      8. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

            (a) THIS ASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

            (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS ASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. A-4

(RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. A-5

      IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered on the day and year first above written.

                                         CDF FUNDING, INC., as Seller

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. A-6

                                         GE DEALER FLOORPLAN MASTER NOTE TRUST,
                                         as Buyer

                                         By The Bank of New York (Delaware), not
                                         in its individual capacity, but solely
                                         as Trustee on behalf of Buyer

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. A-7

                                   Schedule 1
                                 to Assignment

                              ADDITIONAL ACCOUNTS

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. A-8

                                    EXHIBIT B

                              FORM OF REASSIGNMENT

                  (As required by Section 2.7 of the Agreement)

      REASSIGNMENT No. _______ ("Reassignment") dated as of _________, by and between CDF FUNDING, INC., a Delaware corporation, as Seller (the "Seller"), and GE DEALER FLOORPLAN MASTER NOTE TRUST (the "Buyer"), pursuant to the Agreement referred to below.

                                   WITNESSETH:

      WHEREAS Seller and Buyer are parties to the Receivables Purchase and Contribution Agreement, dated as of [ ], 2004 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement");

      WHEREAS pursuant to the Agreement, the parties hereto desire to remove certain Accounts from the Account Schedule [insert if such Accounts were not Eligible Accounts at the time such Accounts were originally designated as Accounts; and the parties hereto desire that Buyer reconvey to Seller the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created];

      NOW, THEREFORE, Seller and Buyer hereby agree as follows:

      1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

      "Removal Date" means, with respect to the Removed Accounts designated hereby, ___________, ____.

      "Removed Accounts" means the Accounts listed on Schedule 2 to this Reassignment.

      2. Designation of Removed Accounts. Schedule 1 to this Reassignment, as of the Removal Date, shall not include the Removed Accounts and shall supplement
Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.
Schedule 2 to this Reassignment lists the Removed Accounts covered by this Reassignment.

      3. [This Section should be used with respect to Accounts that were not Eligible Accounts at the time such Accounts were originally designated as
Accounts: Conveyance of Transferred Receivables. (a) Buyer does hereby transfer, assign, set over and otherwise convey to Seller, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Buyer in, to and under the Transferred Receivables existing at the close of business on the Removal Date, and thereafter created from time to time, in the Removed Accounts designated hereby, the Collateral Security and Collections and Recoveries with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. B-1

      (b) In connection with such transfer, Buyer agrees to execute and deliver to Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Seller with respect to the Transferred Receivables existing at the close of business on the Removal Date, and thereafter created from time to time, in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Buyer of its interest in such Transferred Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.]

      4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the Removal Date:

      (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

      (b) List of Accounts and Removed Accounts. Schedule 1 attached hereto is an accurate and complete listing in all material respects of all the Accounts (other than the Removed Accounts covered by this Reassignment) as of the Removal Date. Schedule 2 attached hereto is an accurate and complete listing in all material respects as of the Removal Date of the Removed Accounts being removed pursuant to this Reassignment.

      5. Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms and covenants and conditions of the Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms.

      6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

      7. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

      (a) THIS REASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. B-2

      (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS REASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS REASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS REASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. B-3

      IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered on the day and year first above written.

                                         CDF FUNDING, INC., as Seller

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. B-4

                                         GE DEALER FLOORPLAN MASTER NOTE TRUST,
                                         as Buyer

                                         By The Bank of New York (Delaware), not
                                         in its individual capacity, but solely
                                         as Trustee on behalf of Buyer

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. B-5

                                   Schedule 1
                                 to Reassignment

                            UPDATED ACCOUNT SCHEDULE

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. B-6

                                   Schedule 2
                                 to Reassignment

                                REMOVED ACCOUNTS

                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. B-7

                                    EXHIBIT C

                     FORM OF OPINION OF COUNSEL WITH RESPECT
                       TO ADDITION OF ADDITIONAL ACCOUNTS

                          (Provisions to be included in
                            Opinion of Counsel to be
                              delivered pursuant to
                               Section 2.6(c)(ii))

      The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

      1. The provisions of the Receivables Purchase and Contribution Agreement are effective under the UCC to create in favor of Buyer a security interest in Seller's rights in the Transferred Receivables in such Additional Accounts and the identifiable proceeds thereof (the "Specified Assets").

      2. The security interest in the Specified Assets created by the Receivables Purchase and Contribution Agreement will be perfected by the filing of the Financing Statement as described and defined in such opinion.


                                                        Receivables Purchase and
                                                          Contribution Agreement

                                    Exh. C-1